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                                                                     EXHIBIT 8.1

                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760

February 10, 2003

Alliance Resource Partners, L.P.
1717 South Boulder Avenue, Suite 600
Tulsa, Oklahoma 74119

         RE:      ALLIANCE RESOURCE PARTNERS, L.P.; REGISTRATION STATEMENT ON
                  FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for Alliance Resource Partners, L.P., a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the offer and sale by the Partnership of common units representing limited partner interests (the "Common Units") in the Partnership pursuant to a Registration Statement on Form S-3 (Registration No. 333-85282) (the "Registration Statement"). In connection therewith, we have reviewed the discussion set forth under the caption "Tax Considerations" in the Registration Statement (the "Discussion").

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date set forth above. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership included in such discussion, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership and to the use of our name in the prospectus supplement dated February 10, 2003 as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and which supplements the prospectus that forms a part of the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act.

                                    Very truly yours,




                                    /s/ VINSON & ELKINS L.L.P.